UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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☑           Soliciting Material Pursuant to § 240.14a-12

PENWEST PHARMACEUTICALS CO.
(Name of Registrant as Specified In Its Charter)

TANG CAPITAL PARTNERS, LP
TANG CAPITAL MANAGEMENT, LLC
KEVIN C. TANG
PERCEPTIVE LIFE SCIENCES MASTER FUND LTD.
PERCEPTIVE ADVISORS LLC
JOSEPH EDELMAN
ANDREW D. LEVIN, M.D., Ph.D.

(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

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On January 12, 2009, Tang Capital Partners, LP (“TCP”) and Perceptive Life Sciences Master Fund Ltd. (“Perceptive”) delivered a Notice to Secretary of Intention to Nominate Persons for Election as Directors at the 2009 Annual Meeting of Shareholders of Penwest Pharmaceuticals Co.  (the “Notice”) to the Corporate Secretary of Penwest Pharmaceuticals Co. (the “Company”), a copy of which is filed as Exhibit 1 hereto and a letter regarding recommendations for nominees for election as directors at the 2009 Annual Meeting of Shareholders of Penwest Pharmaceuticals Co. (the “Letter”) to the Nominating and Governance Committee of the Company, a copy of which is filed as Exhibit 2 hereto.  The Notice and Letter were also filed as exhibits to a Schedule 13D filed with the Securities and Exchange Commission by TCP and certain of its affiliates on January 12, 2009.

IMPORTANT INFORMATION

SECURITY HOLDERS ARE ADVISED TO READ THE PROXY STATEMENT AND OTHER DOCUMENTS RELATED TO THE SOLICITATION OF PROXIES BY TANG CAPITAL PARTNERS, LP, TANG CAPITAL MANAGEMENT, LLC, KEVIN C. TANG, PERCEPTIVE LIFE SCIENCES MASTER FUND LTD., PERCEPTIVE ADVISORS LLC, JOSEPH EDELMAN AND ANDREW D. LEVIN, M.D., Ph.D. FROM THE SHAREHOLDERS OF PENWEST PHARMACEUTICALS CO. FOR USE AT THE 2009 ANNUAL MEETING OF SHAREHOLDERS OF PENWEST PHARMACEUTICALS CO. WHEN THEY ARE AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION, INCLUDING INFORMATION RELATING TO THE PARTICIPANTS IN ANY SUCH PROXY SOLICITATION.  SUCH MATERIALS WILL, ALONG WITH OTHER RELEVANT DOCUMENTS, BE AVAILABLE FROM THE PARTICIPANTS AT NO CHARGE AND WILL ALSO BE AVAILABLE AT NO CHARGE AT THE SECURITIES AND EXCHANGE COMMISSION’S WEBSITE AT HTTP://WWW.SEC.GOV.

Exhibits:

Exhibit 99.1: Notice to Secretary of Intention to Nominate Persons for Election as Directors at the 2009 Annual Meeting of Shareholders of Penwest Pharmaceuticals Co.

Exhibit 99.2: Letter regarding recommendations for nominees for election as directors at the 2009 Annual Meeting of Shareholders of Penwest Pharmaceuticals Co.